Exhibit 4.2

October 13, 2011

Agnico-Eagle Mines Limited
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
Manitoba Securities Commission
Ontario Securities Commission
Autorité des marchés financiers
New Brunswick Securities Commission
Nova Scotia Securities Commission
Prince Edward Island Securities Office, Consumer, Corporate and
                Insurance Services Division
Newfoundland & Labrador Department of Government Services, Consumer &
                Commercial Affairs Branch
Toronto Stock Exchange
United States Securities and Exchange Commission

Agnico-Eagle Mines Limited (the “Company”)

I have been named as a “qualified person” in the take-over bid circular dated October 13, 2011 forming part of the offer made by the Company to purchase all of the outstanding common shares of Grayd Resource Corporation (“Grayd”), including common shares issuable under options and warrants of Grayd (as may be amended or supplemented from time to time in the future, the “Circular”), which Circular is incorporated by reference into and is deemed to be included in the Company’s Registration Statement on Form F-80 (as filed with the United States Securities and Exchange Commission and as may be further amended from time to time in the future, including by way of post-effective amendment, the “Registration Statement”).

I hereby consent to the use of my name in the Circular and in the Registration Statement and the use, inclusion or incorporation by reference of, and reference(s) to, the information that I have prepared or supervised the preparation of as a “qualified person” under National Instrument 43-101 (the “QP Information”) in the Circular and in the Registration Statement.  I confirm that I have read the Circular and the Registration Statement and have no reason to believe that (i) there is any misrepresentation in the information contained in the Circular or the Registration Statement that is derived from the QP Information, and (ii) the Circular or the Registration Statement contains any misrepresentation of the information contained in the QP Information or within my knowledge, as a result of the investigations and enquiries made by me in connection with the preparation of the QP Information.

This letter is solely for your information in connection with the offering of the securities covered by the Circular under the Registration Statement, and is not to be referred to in whole or in part for any other purpose.

Yours very truly,

/s/ Marc Legault

Marc Legault, P.Eng.